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                                                                     EXHIBIT 5.1





                       [Hogan & Hartson L.L.P. Letterhead]




                                 April 20, 2000


Board of Directors
The Titan Corporation
3033 Science Park Road
San Diego, California 92121

Ladies and Gentlemen:

                We are acting as special counsel to The Titan Corporation, a Delaware corporation ("Titan"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of shares of Titan's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by Titan in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 24, 2000, by and among Titan, AverStar, Inc. and V T Acquisition Corp. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                For purposes of this opinion letter, we have examined copies of the following documents:

                1.       An executed copy of the Registration Statement.

                2.       An executed copy of the Merger Agreement.

                3. The Restated Certificate of Incorporation of Titan with amendments thereto, as certified by the Secretary of Titan on the date hereof as then being complete, accurate and in effect.

                4. The bylaws of Titan, as certified by the Secretary of Titan on the date hereof as then being complete, accurate and in effect.

                5. Resolutions of the Board of Directors of Titan adopted at a meeting held on March 22, 2000, as certified by the Secretary of Titan on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity with the original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.


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                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Merger Agreement, and (iii) receipt by Titan of the consideration for the Shares specified in the Merger Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligations to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Validity of Titan Common Stock" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ HOGAN & HARTON L.L.P.
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                                                  HOGAN & HARTSON L.L.P.


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